    As filed with the Securities and Exchange Commission on October 24, 2006

                                                        Registration No. 333-___


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 BELDEN CDT INC.
             (Exact Name of Registrant as Specified in Its Charter)


                    DELAWARE                                36-3601505
        (State or Other Jurisdiction of                  (I.R.S. Employer
         Incorporation or Organization)                 Identification No.)


                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
               (Address of Principal Executive Offices) (Zip Code)


                   2001 LONG-TERM PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)

                               KEVIN L. BLOOMFIELD
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 BELDEN CDT INC.
                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
                     (Name and Address of Agent For Service)

                                 (314) 854-8000
         (Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
Title of Each Class                              Proposed Maximum         Proposed Maximum
  Securities to Be        Amount To Be          Offering Price Per       Aggregate Offering           Amount of
     Registered           Registered(2)              Share(3)                  Price(3)            Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par       2,500,000 shares              $39.895                $99,737,500               $10,671.91
value $0.01 per
share, including
the associated
junior participating
preferred stock
Series A purchase
rights(1)
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers the associated junior participating preferred stock Series A purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 11, 1996, between Belden CDT Inc. (the "Registrant" or the "Company") and The First National Bank of Boston, as amended. Until the occurrence of certain events, the Rights will not be exercisable for or evidenced separately from shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock").

(2) This Registration Statement also relates to any additional shares of Common Stock which become issuable under the 2001 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(3) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee has been calculated based on the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on October 20, 2006 ($39.895).

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement registers an additional 2,500,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), for which a registration statement (Registration No. 333-73790) filed on this form relating to the same employee benefit plan is effective.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         Belden CDT Inc. (the "Registrant" or "Company") hereby incorporates by reference into this registration statement the following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") under File No. 001-12561:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 26, 2006 and June 25, 2006;

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on January 5, 2006, January 27, 2006, February 10, 2006, February 28, 2006, March 31, 2006, August 7, 2006, August 29, 2006, and September 21, 2006;

         (d) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 23, 1996 (File No. 001-12561), as updated by the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form S-4, as amended (File No. 333-113875), under the captions "Description of CDT Capital Stock" and "Comparison of Rights of Belden Stockholders and CDT Stockholders," including any amendment or report filed for the purpose of updating such description; and

         (e) The description of the Registrant's junior participating preferred stock Series A purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 11, 1996 and amended on December 23, 1996 (File No. 001-12561), as updated by the description of the Registrant's junior participating preferred stock Series A purchase rights contained in the Registrant's Registration Statement on Form S-4, as amended (File No. 333-113875), under the captions "Description of CDT Capital Stock" and "Comparison of Rights of Belden Stockholders and CDT Stockholders," including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (other than information furnished under Items 2.02 or 7.01 of Form 8-K or otherwise not filed with the Commission, which is deemed not to be incorporated by reference in this Registration Statement). These documents include reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any statement contained herein, in an amendment hereto, or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The opinion as to the legality of the securities registered hereunder is being given by Kevin Bloomfield, Vice President, Secretary and General Counsel of the Registrant. Mr. Bloomfield owns shares of the Company's common stock, holds options to purchase shares of such common stock, restricted stock units and performance shares and participates in the Company's employee benefit plans.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the Delaware Corporation Law. The Company has obtained a directors' and officers' liability insurance policy, which insures the Company's directors and officers against certain liabilities, including liabilities for which the Company may not be able to indemnify such persons. The Company has also entered into indemnification agreements with certain of its directors and executive officers, which provide for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his capacity as a director or officer of the Company to the extent permitted by Delaware law.

         Article Eight of the Registrant's Restated Certificate of Incorporation and Article V of the Registrant's Amended and Restated Bylaws provide for indemnification and/or exculpation to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Registrant or was serving at the request of the Registrant as a director or officer of any other enterprise.

         The foregoing is only a general summary of certain aspects of Delaware law and the Registrant's organizational documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law, Article Eight of the Registrant's Restated Certificate of Incorporation and Article V of the Registrant's Amended and Restated Bylaws.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         Reference is made to the Exhibit Index filed herewith.

ITEM 9.       UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, as of October 24, 2006.

                                     BELDEN CDT INC.

                                     By: /s/ John S. Stroup
                                         --------------------------------------
                                         John S. Stroup
                                         President, Chief Executive Officer
                                           and Director


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


               Signature                                   Title                                  Date
               ---------                                   -----                                  ----

           /s/ John S. Stroup             President, Chief Executive Officer and             October 24, 2006
----------------------------------------  Director (Principal Executive Officer)
             John S. Stroup

            /s/ Gray Benoist              Vice President and Chief Financial Officer         October 24, 2006
----------------------------------------  (Principal Financial Officer)
              Gray Benoist

           /s/ John S. Norman             Controller and Chief Accounting Officer            October 24, 2006
----------------------------------------  (Principal Accounting Officer)
             John S. Norman


         /s/ Bryan C. Cressey*            Chairman of the Board and Director                 October 24, 2006
----------------------------------------
            Bryan C. Cressey


           /S/ Lorne D. Bain*             Director                                           October 24, 2006
----------------------------------------
             Lorne D. Bain


           /s/ Lance C. Balk*             Director                                           October 24, 2006
----------------------------------------
             Lance C. Balk


        /s/ Michael F.O. Harris*          Director                                           October 24, 2006
----------------------------------------
          Michael F.O. Harris


           /s/ Glenn Kalnasy*             Director                                           October 24, 2006
----------------------------------------
             Glenn Kalnasy


          /s/ John M. Monter*             Director                                           October 24, 2006
----------------------------------------
             John M. Monter


        /s/ Bernard G. Rethore*           Director                                           October 24, 2006
----------------------------------------
           Bernard G. Rethore


*By:  /s/John S. Stroup
      ----------------------------------
      John S. Stroup
      Attorney-In-Fact


                               INDEX TO EXHIBITS


Exhibit
Number        Exhibit
------        -------

3.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 31,
              2005).

3.2 Second Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.01 to the Company's Current Report on Form 8-K filed on December 6, 2005).

4.1 Rights Agreement dated as of December 11, 1996, between the Company and Equiserve Trust Company, N.A., successor to The First National Bank of Boston, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C (Incorporated by reference to Exhibit 1.1 to the Registration Statement of Cable Design Technologies Corporation ("CDT") on Form 8-A, File Number 000-22724, filed on December 11, 1996).

4.2           Amendment to Rights Agreement (Incorporated by reference to
              Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed on November 15, 2004).

4.3 Description of Capital Stock of the Registrant (Incorporated by reference to the description of capital stock contained in the Registrant's Registration Statement on Form S-4/A under the captions "Description of CDT Capital Stock" and "Comparison of Rights of Belden Stockholders and CDT Stockholders" (File No. 333-113875)).

5.1*          Opinion of Counsel.

10.1 Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (adopted December 6, 2000, as amended) (incorporated by reference to Appendix II to the Registrant's Proxy Statement for the 2006 Annual Meeting of Shareholders filed on April 13, 2006).

23.1*         Consent of Independent Registered Public Accounting Firm.

23.2*         Consent of Counsel (included in Exhibit 5.1).

24.1*         Powers of Attorney.


*   Filed herewith.